Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940

We, as members of management of Firstar Funds, Inc. (the "Company"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, Custody of Investments by Registered Management Investment Companies, of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with those requirements. We have performed an evaluation of the Company's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of June 29, 2001, and from June 1, 2001 through June 29, 2001.

Based on this evaluation, we assert that the Company was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of June 29, 2001, and from June 1, 2001 through June 29, 2001, with respect to securities reflected in the investment account of the Company.


Firstar Funds, Inc.


By:        /s/ Joseph Neuberger
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           Name of Company Official

           Assistant Treasurer
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           Title

           11/21/01
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           Date



By:
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           Name of Company Official


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           Title


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           Date